Exhibit 99(a)

For Release — Monday, Oct. 30	Contact:	Claudia Piccinin
248.813.2942
DELPHI AND SEC REACH SETTLEMENT AGREEMENT
     TROY, Mich. — Delphi Corporation (DPHIQ) confirmed today that the Securities and Exchange Commission (SEC) commenced and simultaneously settled with Delphi a lawsuit alleging violations of federal securities laws. The lawsuit and settlement relate to transactions that were the subject of a restatement by Delphi in June 2005.
     Under the agreement approved by the Commission, Delphi agreed, without admitting or denying any wrongdoing, to be enjoined from future violations of the securities laws. The SEC did not impose civil monetary penalties against Delphi.
     “We have cooperated fully with the Commission’s investigation and will continue to do so. We are pleased to put the SEC investigation behind us and consider this settlement an important step in our transformation process,” said Delphi Chairman and CEO Robert S. “Steve” Miller.
     More information on Delphi and its U.S. Chapter 11 business reorganization filing is available at www.delphi.com and at www.delphidocket.com respectively.
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